UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 14, 2012, Franklin Resources, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the votes were as follows:

1.	To elect 11 directors to the Board of Directors of the Company to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Each of the 11 nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Against	Abstain	Broker Non-Votes
Samuel H. Armacost	171,351,610	284,567	27,931	8,373,143
Charles Crocker	170,722,260	911,585	30,263	8,373,143
Joseph R. Hardiman	171,306,996	334,958	22,154	8,373,143
Charles B. Johnson	170,876,010	766,760	21,338	8,373,143
Gregory E. Johnson	171,223,582	423,999	16,527	8,373,143
Rupert H. Johnson, Jr.	171,158,258	488,948	16,902	8,373,143
Mark C. Pigott	171,357,185	268,432	38,491	8,373,143
Chutta Ratnathicam	171,337,490	288,911	37,707	8,373,143
Laura Stein	171,388,778	252,531	22,799	8,373,143
Anne M. Tatlock	167,934,513	3,707,959	21,636	8,373,143
Geoffrey Y. Yang	171,374,207	260,454	29,447	8,373,143

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

The ratification of PricewaterhouseCoopers LLP was approved, and the voting results are set forth below:

For	Against	Abstain
178,856,671	1,168,325	12,255

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: March 16, 2012	/s/ Maria Gray
Name: Maria Gray
Title: Vice President and Secretary